UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005

OBSIDIAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17430	35-2154335
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Monument Circle Suite 4800 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 237-4122

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 21, 2005, John A. Schmidt has resigned from the board of directors of Obsidian Enterprises, Inc. Mr. Schmidt cited his obligations to other professional commitments as the reason for his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2005	Obsidian Enterprises, Inc. By: /s/ Rick D. Snow Rick D. Snow Executive Vice President/Chief Financial Officer